Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

February 26, 2018

NMI Holdings, Inc.
2100 Powell Street
Emeryville, CA 94608

Ladies and Gentlemen:

We have acted as special counsel to NMI Holdings, Inc., a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of an indeterminate number of the following securities of the Company: (i) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”); (iii) depositary shares representing Preferred Stock (“Depositary Shares”) to be evidenced by depositary receipts (“Depositary Receipts”) to be issued pursuant to one or more Deposit Agreements (“Depositary Agreements”) in the event the Company elects to offer fractional interests in shares of Preferred Stock; (iv) warrants of the Company to purchase Common Stock, Preferred Stock, Depositary Shares, Units (as defined below) or any combination thereof (the “Warrants”), including the shares issued upon any exercise or conversion of such Warrants or underlying securities to be purchased pursuant to the terms of one or more warrant agreements (“Warrant Agreements”); (v) rights to purchase Common Stock, Preferred Stock, Depositary Shares, Warrants, Units or any combination thereof (“Rights”) to be issued pursuant to the terms of one or more rights agreements (“Rights Agreements”); (vi) stock purchase contracts to purchase Common Stock, Preferred Stock, Depositary Shares, Warrants, Units or any combination thereof (“Purchase Contracts”) to be issued pursuant to the terms of one or more purchase contract agreements (“Purchase Contract Agreements”); and (vii) units comprising a combination of any other securities registered under the Registration Statement (“Units,” and, together with the Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights and Purchase Contracts, the “Securities”) to be issued pursuant to the terms of one or more unit agreements (“Unit Agreements,” and, together with the Depositary Agreements, Warrant Agreements, Rights Agreements and Purchase Contracts, the “Securities Agreements”).

NMI Holdings, Inc.
February 26, 2018

In rendering the opinions stated herein, we have examined and relied upon the following: (a) the Registration Statement; (b) the Second Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof; (c) the Third Amended and Restated Bylaws of the Company, as in effect as of the date hereof; and (d) a copy of certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Securities.

We have examined and relied on the certificates and other documents delivered on the date hereof and such other corporate records, certificates and other documents and have had such conversations as we have deemed necessary or appropriate.

We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile, conformed, electronic or photostatic copies and the authenticity of the originals of such copies, and the truth, accuracy and completeness of the information in all such documents. As to all matters of fact, we have relied with your consent upon certificates or comparable documents, and oral and written statements and representations, of officers and representatives of the Company and of public officials, and, in certain instances, upon the representations and warranties of the Company contained in the Transaction Documents (as defined below). We have not independently verified such information and assumptions.

In expressing the opinion set forth below, we have assumed with your consent that, at or prior to the time of the delivery of any Securities, (i) the Board of Directors, and any appropriate committee appointed thereby, shall have duly approved the specific sale and issuance of such Securities (including the terms thereof and including the sale and issuance, and terms of, any related securities for which such Securities may be exchanged, converted or exercised) and shall not have modified or rescinded the duly authorized issuance and sale of such Securities; (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and continues to be so effective; (iii) the prospectus will describe the Securities offered thereby or an appropriate prospectus supplement or term sheet will have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder and will describe the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the prospectus supplement; (v) the Registration Statement, the Securities, the Securities Agreements and any definitive purchase, underwriting or similar agreement (collectively, the “Transaction Documents”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) with respect to shares of Common Stock or Preferred Stock offered (including under Depositary Shares), there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance; (vii) the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein; and (viii) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

NMI Holdings, Inc.
February 26, 2018

We have also assumed that the execution, delivery and performance of the Transaction Documents will not (i) violate, conflict with or result in a breach of, or require any consent under, the charters, bylaws or equivalent organizational documents of any party to any such Transaction Document or the laws of the jurisdictions of organization or applicable laws with respect to such parties; (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination or award of any court or governmental body having jurisdiction over such parties or any of their respective assets; or (iii) constitute a breach or violation of any agreement or instrument that is binding upon such parties, and we have assumed that each party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such party has the legal capacity, power and authority (corporate or otherwise) to enter into, deliver and perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and legally binding obligation of all such parties, enforceable against them in accordance with its terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

(1) With respect to any shares of Common Stock to be offered pursuant to the Registration Statement (the “Offered Common Shares”), when (i) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the organizational documents of the Company, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) certificates in the form required under the Delaware General Corporation Law representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion or exchange of any Preferred Stock, upon exercise of any Warrants or Rights or in settlement of any Purchase Contracts, or comprising any Units, in each case registered on the Registration Statement and in accordance with the terms of such Preferred Stock, Warrants, Rights, Purchase Contracts or Units), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legally issued, fully paid and nonassessable.

NMI Holdings, Inc.
February 26, 2018

 (2) With respect to the shares of any series of Preferred Stock to be offered pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) a Certificate of Designation conforming to the Delaware General Corporation Law regarding such series of Preferred Stock has been filed with, and accepted for record by, the Secretary of State of the State of Delaware, (ii) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the terms of the particular series as established by the Board of Directors, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) certificates in the form required under the Delaware General Corporation Law representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares (including any shares of Preferred Stock duly issued upon conversion or exchange of any Preferred Stock, upon exercise of any Warrants or Rights or in settlement of any Purchase Contracts, or comprising any Units, in each case registered on the Registration Statement and in accordance with the terms of such Preferred Stock, Warrants, Rights, Purchase Contracts or Units), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legally issued, fully paid and nonassessable.

(3) With respect to any Depositary Shares to be offered pursuant to the Registration Statement (the “Offered Depositary Shares”), when (i) the Depositary Agreement to be entered into between the Company and a bank or trust company selected by the Company to act as depositary thereunder has been duly authorized, executed and delivered by each of the parties thereto, (ii) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the Depositary Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the Offered Depositary Shares have been duly issued and sold as contemplated by the Registration Statement, the Depositary Receipts, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be validly issued and will entitle the holders thereof to the rights specified in the Offered Depositary Shares and the Depositary Agreement.

NMI Holdings, Inc.
February 26, 2018

 (4) With respect to any Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (i) the Warrant Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto and (ii) the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the Warrant Agreement, so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Offered Warrants, when duly executed and delivered against payment therefor, pursuant to the Warrant Agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company.

(5) With respect to any Purchase Contracts to be offered pursuant to the Registration Statement (the “Offered Purchase Contracts”), when (i) the Purchase Contract Agreement to be entered into between the Company and a bank or trust company selected by the Company to act as agent thereunder has been duly authorized, executed and delivered by each of the parties thereto, (ii) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the security certificates evidencing the Offered Purchase Contracts have been executed and countersigned in accordance with the Purchase Contract Agreement, the Offered Purchase Contracts, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and legally binding obligations of the Company.

(6) With respect to any Rights to be offered pursuant to the Registration Statement (the “Offered Rights”), when (i) the Rights Agreement to be entered into between the Company and a bank or trust company selected by the Company to act as agent thereunder has been duly authorized, executed and delivered by each of the parties thereto, (ii) the terms of the Offered Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the security certificates evidencing the Rights have been executed and countersigned in accordance with the Rights Agreement, the Rights, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and legally binding obligations of the Company.

NMI Holdings, Inc.
February 26, 2018

 (7) With respect to any Units to be offered pursuant to the Registration Statement (the “Offered Units”), when (i) the Unit Agreement relating to the Offered Units (the “Unit Agreement”) to be entered into between the Company and a bank or trust company selected by the Company to act as agent thereunder has been duly authorized, executed and delivered by each of the parties thereto, (ii) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the Unit Agreement so as not to violate any applicable law, the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) the unit certificates evidencing the Offered Units have been executed and countersigned in accordance with the Unit Agreement, the Offered Units, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and legally binding obligations of the Company.

The opinions set forth above are each subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, and (v) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities or in any agreement, and we express no opinion as to (A) the enforceability of any indemnification or contribution, waiver of the right to jury trial or waiver of objections to jurisdiction or other provisions contained in any agreement insofar as enforcement of these provisions may be limited by applicable federal securities laws or principles of public policy, (B) provisions which purport to establish evidentiary standards, (C) the enforceability of provisions relating to venue, governing law, disclaimers or liability limitations with respect to third parties, (D) any anti-trust or state securities laws, (E) provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses, or (F) provisions which purport or would operate to render ineffective any waiver or modification not in writing.

We are members of the Bar of the State of New York. This opinion is limited to the laws of the State of New York, the Delaware General Corporation Law (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal securities laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We assume no obligation to advise the Company or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz